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                                                                      Exhibit 16
                                                                      ----------

                                                          ARTHUR ANDERSEN

Office of the Chief Accountant                       Arthur Andersen LLP
Securities and Exchange                              33 West Monroe Street
Commission                                           Chicago, IL 60603-5385
450 Fifth Street, N.W.                               Tel 312 580-0033
Washington, D.C. 20549                               www.arthurandersen.com






April 26, 2001

Dear Sir/Madam,

We have read paragraph (a) of Item 4 included in the Form 8-K dated April 25, 2001 of Zenith Electronics Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/ Arthur Andersen LLP

Arthur Andersen LLP


cc: Mr. Hyon Ick Jo, Chief Financial Officer, Zenith Corporation